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EXHIBIT 23.1

P&F INDUSTRIES, INC.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 27, 2008, accompanying the consolidated financial statements and schedule included in the Annual Report of P&F Industries, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of P&F Industries, Inc. and Subsidiaries, on Forms S-8 (File No. 333-22047, effective February 18, 1997 and File No. 333-90562, effective June 14, 2002).

/s/ Grant Thornton LLP

Melville, New York
March 27, 2008

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  EXHIBIT 23.1
P&F INDUSTRIES, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM